UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 2, 2011

CEDAR FAIR, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9444	34-1560655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE CEDAR POINT DRIVE, SANDUSKY OHIO	44870-5259
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (419) 626-0830

N. A.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2011, Cedar Fair, L.P. (the “Company”) held a special meeting of unitholders (the “Special Meeting”) at the Cedar Point Center at BGSU Firelands College, One University Drive, Huron, Ohio to consider and vote upon two proposals.

The following proposals were voted upon at the Special Meeting:

•

A proposal to amend the Regulations (the “Regulations”) of Cedar Fair Management, Inc. (the “General Partner”) to amend and restate Section 14 of the Regulations in order to provide that the Company’s Fifth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) may include a provision giving unitholders the right to nominate directors for election to the board of directors of the General Partner (“Proposal 1”); and

•

A proposal to amend the Company’s Partnership Agreement to add a new subsection at the end of Section 6.2 of the Partnership Agreement that would establish certain procedures and information requirements pursuant to which unitholders can exercise the right to nominate directors for election to the board of directors of the General Partner (“Proposal 2”).

The final voting results, which were verified by Corporate Election Services, the independent inspector of election at the Special Meeting, were as follows (based on 55,345,716 units outstanding and entitled to vote as of the record date of the Special Meeting):

Proposal 1

Votes “For”	% Outstanding
37,333,648	67.46%

Votes “Against”	% Outstanding
1,444,766	2.61%

Votes “Abstain”	% Outstanding
427,090.77%

Proposal 2

Votes “For”	% Outstanding
37,224,863	67.26%

Votes “Against”	% Outstanding
1,475,088	2.67%

Votes “Abstain”	% Outstanding
464,372.84%

Proposal 1 was not approved by the requisite vote of the holders of eighty percent (80%) of the outstanding units of the Company and therefore is not effective or binding upon the Company. Although Proposal 2 was approved by the requisite vote of the holders of a majority of the outstanding units of the Company, the General Partner has not approved Proposal 2, given that Proposal 1 did not receive the requisite vote of unitholders. Therefore neither Proposal is effective or binding upon the Company. As a result, unitholders will not have the right to nominate directors for election to the board of directors of the General Partner.

On June 2, 2011 the Company issued a press release announcing the final results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

Date: June 2, 2011	By:	/s/ Peter J. Crage
Peter J. Crage
Executive Vice President and
Chief Financial Officer

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